Exhibit 99.1

Venus Concept Announces Second Quarter 2021 Financial Results; Increases Fiscal Year 2021 Revenue Guidance

TORONTO, August 13, 2021 (PR Newswire) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and six months ended June 30, 2021.

Second Quarter 2021 Summary & Recent Highlights:

●	Total revenue of $25.8 million, up $8.8 million, or 52%, year-over-year.
●	Gross margin of 72.5%, up approximately 250 basis points year-over-year.
●	GAAP operating income of $1.5 million, up $10.3 million, or 117%, year-over-year.
●	GAAP net income attributable to stockholders of $0.4 million, up $13.5 million, or 103%, year-over-year.
●	Adjusted EBITDA of $0.5 million, up $3.2 million, or 117%, year-over-year.
●	On July 20, 2021, the Company announced that it received a medical device license issued by Health Canada to market the Venus Fiore Feminine Health System in Canada.
●	Collaboration with Venus Williams for Venus Bliss has generated a significant increase in visits to B2B and B2C websites, accelerating sales process and driving consumer adoption.
●	Venus Concept is pleased to announce AImeTM, the new commercial brand name for Robocor, the development project for our next generation robotic technology for medical aesthetic applications.
●	New product development progress - Venus Bliss Max, next-generation platform for full body contouring; continue to target submission for FDA 510k submission by end-Q3’21.

Management Commentary:

“We delivered second quarter revenue results that exceeded our expectations, and reflect strong execution of our focused commercial strategy and continued improvements in the operating environment,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “Total revenue increased 14% quarter-over-quarter, driven primarily by a 17% sequential increase in total subscription and systems revenue, and a 21% sequential increase in sales to customers in the U.S. We are very encouraged by the strong execution from our global sales team in the second quarter.  We believe our performance in the second quarter represents continued evidence that our targeted commercial strategy has us well positioned to return to above-market growth as the global aesthetics and hair restoration markets continue to recover as we progress through 2021.”

Mr. Serafino continued: “Our second quarter subscription and systems revenue results, combined with the substantial increase in our pipeline, led to the increase in our full year 2021 guidance which now calls for total revenue in the range of $102.0 million to $107.0 million, representing an increase of approximately 31% to 37%, year-over-year. We continue to expect to drive strong operating leverage in 2021, as well. Importantly, the longer-term outlook for the Company is compelling as we continue to make progress in the area of product development including our efforts to develop the next generation robotic technology for medical aesthetic applications.”

Second Quarter and First Six Months of 2021 Revenue by Region and by Product Type:

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$13,186	$8,915	$24,063	$14,555
International	12,642	8,081	24,362	16,949
Total revenue	$25,828	$16,996	$48,425	$31,504

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$12,787	$7,465	$21,324	$14,278
Products—Systems	8,694	6,757	18,504	10,255
Products—Other(1)	3,314	1,787	6,369	4,504
Services(2)	1,033	987	2,228	2,467
Total revenue	$25,828	$16,996	$48,425	$31,504

Second Quarter 2021 Financial Results:

	Three Months Ended June 30,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$12,787	49.5	$7,465	43.9	$5,322	71.3
Products—Systems	8,694	33.7	6,757	39.8	1,937	28.7
Products—Other(1)	3,314	12.8	1,787	10.5	1,527	85.5
Services(2)	1,033	4.0	987	5.8	46	4.7
Total	$25,828	100.0	$16,996	100.0	$8,832	52.0

(1)	Products other include ARTAS procedure kits and other consumables.
(2)	Services include VeroGrafters™ technician services and extended warranty sales.

Total revenue for the second quarter of 2021 increased $8.8 million, or 52%, to $25.8 million. The increase in total revenue, by region, was driven by a 56% increase in international revenue and a 48% increase in United States revenue. The increase in total revenue, by product category, was driven by a 71% increase in lease revenue, a 29% increase in systems revenue, an 86% increase in products revenue and a 5% increase in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 60%, compared to approximately 52% for the second quarter of 2020.

Gross profit for the second quarter of 2021 increased $6.8 million, or 57%, to $18.7 million. Gross margin was 72.5%, compared to 70.0% of revenue for the second quarter of 2020. The increase in gross margin was primarily driven by higher sales of Venus consumables and improved revenue mix of system sales sold under our subscription program, primarily tracing to Venus Bliss™.

Operating expenses for the second quarter of 2021 decreased $3.5 million, or 17%, to $17.2 million. The decrease in total operating expenses was driven by a decrease of $6.8 million, or 46%, in general & administrative expenses, which reflects a positive $3.2 million bad debt recovery, and a $2.8 million gain on forgiveness of government assistance loans, partially offset by an increase of $5.6 million, or 123%, in sales and marketing expenses and an increase of $0.5 million, or 29%, in R&D expenses, compared to the second quarter of 2020.

Operating income for the second quarter of 2021 increased $10.3 million, or 117%, year-over-year to $1.5 million. Net income attributable to stockholders for the second quarter of 2021 increased $13.5 million, or 103% year-over-year, to $0.4 million, or $0.01 per share. Adjusted EBITDA for the second quarter of 2021 increased $3.2 million, or 117% year-over-year, to $0.5 million.

First Six Months of 2021 Financial Results:

	Six Months Ended June 30,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$21,324	44.0	$14,278	45.3	$7,046	49.3
Products—Systems	18,504	38.2	10,255	32.6	8,249	80.4
Products—Other	6,369	13.2	4,504	14.3	1,865	41.4
Services	2,228	4.6	2,467	7.8	(239)	(9.7)
Total	$48,425	100.0	$31,504	100.0	$16,921	53.7

Total revenue for the six months ended June 30, 2021, increased $16.9 million, or 54%, to $48.4 million. The increase in total revenue, by region, was driven by a 65% increase in United States revenue and a 44% increase in international revenue. The increase in total revenue, by product category, was driven by an 80% increase in systems revenue, a 49% increase in lease revenue and a 41% increase in products revenue, offset partially by a 10% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 54%, compared to approximately 58% for the six months ended June 30, 2020.

Net loss attributable to stockholders for the six months ended June 30, 2021 decreased $54.5 million, or 86%, to $8.9 million, or $0.16 per share. Adjusted EBITDA loss for the six months ended June 30, 2021 decreased $11.9 million, or 72%, to $4.6 million.

Updated Fiscal Year 2021 Revenue Guidance:

Assuming no significant and persistent resurgence of COVID-19 and related lockdown measures in key markets that would negatively impact the Company’s customer base, and based on strong pipeline activity, the Company now expects total revenue for the twelve months ending December 31, 2021 in the range of $102.0 million to $107.0 million, representing an increase of approximately 31% to 37%, year-over-year, compared to total revenue of $78.0 million for the twelve months ended December 31, 2020.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on August 13, 2021 to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13721406. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13721406. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 20 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended  and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,059	$34,297
Restricted cash	83	83
Accounts receivable, net of allowance of $12,295 and $18,490 as of June 30, 2021, and December 31, 2020	50,078	52,764
Inventories	19,767	17,759
Prepaid expenses	2,350	2,240
Advances to suppliers	3,359	2,587
Other current assets	4,635	5,674
Total current assets	103,331	115,404
LONG-TERM ASSETS:
Long-term receivables	21,950	21,148
Deferred tax assets	1,196	884
Severance pay funds	715	685
Property and equipment, net	2,937	3,539
Intangible assets	17,144	18,865
Total long-term assets	43,942	45,121
TOTAL ASSETS	$147,273	$160,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$5,684	$6,322
Accrued expenses and other current liabilities	17,096	20,253
Taxes payable	1,851	1,132
Unearned interest income	2,464	1,950
Warranty accrual	1,314	1,106
Deferred revenues	901	1,752
Current portion of government assistance loans	1,280	—
Total current liabilities	30,590	32,515
LONG-TERM LIABILITIES:
Long-term debt	76,396	75,491
Government assistance loans	—	4,110
Taxes payable	478	478
Accrued severance pay	819	755
Deferred tax liabilities	308	811
Unearned interest income	1,176	1,778
Warranty accrual	467	533
Other long-term liabilities	192	293
Total long-term liabilities	79,836	84,249
TOTAL LIABILITIES	110,426	116,764
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY (Note 1):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 54,141,822 and 53,551,126 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	26	26
Additional paid-in capital (Note 1)	203,877	201,598
Accumulated deficit	(166,274)	(157,392)
TOTAL STOCKHOLDERS’ EQUITY	37,629	44,232
Non-controlling interests	(782)	(471)
	36,847	43,761
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$147,273	$160,525

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Revenue
Leases	$12,787	$7,465	$21,324	$14,278
Products and services	13,041	9,531	27,101	17,226
	25,828	16,996	48,425	31,504
Cost of goods sold
Leases	2,736	1,541	4,506	2,993
Products and services	4,375	3,558	9,968	7,334
	7,111	5,099	14,474	10,327
Gross profit	18,717	11,897	33,951	21,177
Operating expenses:
Selling and marketing	10,114	4,545	17,968	13,156
General and administrative	7,828	14,590	19,993	28,766
Research and development	2,024	1,570	4,075	4,194
Goodwill impairment	—	—	—	27,450
Gain on forgiveness of government assistance loans	(2,775)	—	(2,775)	—
Total operating expenses	17,191	20,705	39,261	73,566
Loss from operations	1,526	(8,808)	(5,310)	(52,389)
Other expenses:
Foreign exchange loss (gain)	130	(1,166)	844	3,113
Finance expenses	1,161	2,371	3,046	4,625
Loss on disposal of subsidiaries	-	385	-	385
Income (loss) before income taxes	235	(10,398)	(9,200)	(60,512)
Income tax benefit	(7)	(633)	(7)	(44)
Net income (loss)	242	(9,765)	(9,193)	(60,468)
Deemed dividend	-	(3,564)	-	(3,564)
Income (loss) attributable to stockholders of the Company	377	(13,152)	(8,882)	(63,342)
Loss attributable to non-controlling interest	(135)	(177)	(311)	(690)

Net income (loss) per share:
Basic	$0.01	$(0.39)	$(0.16)	$(2.01)
Diluted	$0.01	$(0.39)	$(0.16)	$(2.01)
Weighted-average number of shares used in per share calculation:
Basic	54,088	33,315	53,917	31,564
Diluted	54,237	33,315	53,917	31,564
Net income (loss)	$242	$(9,765)	$(9,193)	$(60,468)
Deemed dividend	-	(3,564)	-	(3,564)
Income (loss) attributable to stockholders of the Company	377	(13,152)	(8,882)	(63,342)
Loss attributable to non-controlling interest	(135)	(177)	(311)	(690)
Comprehensive income (loss)	$242	$(9,765)	$(9,193)	$(60,468)

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net loss income before foreign exchange loss, financial expenses, income tax expense, depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are a non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.

Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Reconciliation of net income (loss) to Adjusted EBITDA	(in thousands)		(in thousands)
Net income (loss)	$242	$(9,765)	$(9,193)	$(60,468)
Foreign exchange loss (gain)	130	(1,166)	844	3,113
Interest expense	930	2,220	2,068	4,328
Accretion on long-term debt and amortization of fees	231	151	978	297
Income tax benefit	(7)	(633)	(7)	(44)
Depreciation and amortization	1,147	1,269	2,451	2,514
Stock-based compensation expense	558	539	1,066	1,056
Goodwill impairment charge	—	—	—	27,450
Gain on forgiveness of government assistance loans	(2,775)	—	(2,775)	—
Other adjustments (1)	—	4,664	—	5,302
Adjusted EBITDA	$456	$(2,721)	$(4,568)	$(16,452)

(1) For the three and six months ended June 30, 2020, the other adjustments are mainly represented by severance and retention payments ($0.8 million and $1.5 million, respectively), additional bad debt provision due to COVID-19 ($3.0 million and $3.5 million, respectively) as well as a loss on sale of a subsidiary in Bulgaria ($0.4 million and $0.4 million, respectively).